UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2014

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Subscription Agreement

On November 26, 2014, Cheniere Energy, Inc. (the “Company”) entered into an Amended and Restated Subscription Agreement (the “Amended Subscription Agreement”), by and among the Company and RRJ Capital II Ltd, Baytree Investments (Mauritius) Pte Ltd, and Seatown Lionfish Pte. Ltd. (together, the “Purchasers”), to issue and sell to the Purchasers, in aggregate, $1.0 billion aggregate principal amount of its unsecured convertible PIK notes due 2021 (the “Notes”). The Amended Subscription Agreement amended and restated in its entirety the Subscription Agreement, dated November 10, 2014 (the “Original Subscription Agreement”), between the Company and RRJ Capital II Ltd, in order to add additional purchasers. The terms of the Original Subscription Agreement were previously disclosed in the Company’s Form 8-K that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2014 (the “Prior 8-K”) and are consistent with the terms in the Amended Subscription Agreement. The description of the Original Subscription Agreement set forth in Item 1.01 of the Prior 8-K is hereby incorporated by reference herein.

Indenture Relating to 4.875% Unsecured PIK Convertible Notes Due 2021

On November 28, 2014, the Company issued $1.0 billion aggregate principal amount of the Notes pursuant to an Indenture, dated as of November 28, 2014 (the “Indenture”), between the Company, as issuer, and The Bank of New York Mellon, as trustee. The sale of the Notes has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold on a private placement basis in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder.

The Notes will mature on May 28, 2021, and accrue interest at a rate of 4.875% per annum, which is payable in kind (“PIK”) by increasing the principal amount of the Notes outstanding. One year after the Closing Date, provided that the closing price of common stock of the Company is greater than or equal to the conversion price on the date of conversion, the Notes will be convertible at the option of the holder into the common stock of the Company at an initial conversion price of $93.64. The conversion rate is subject to adjustment upon the occurrence of certain specified events. The Company will have the option to satisfy the conversion obligation with cash, common stock or a combination thereof.

The Company may not redeem the Notes prior to maturity; however, (1) upon the occurrence of a “fundamental change” (as defined in the Indenture), holders have a one-time option to require the Company to purchase all, but not part, of the Notes held by such holder for cash at a price equal to (i) if the consideration received for the transaction or transactions giving rise to the fundamental change is at least 10% cash (or non-capital stock), the payment in cash of an amount equal to 125% of the entire outstanding principal balance of the Notes then owned by such holder and accrued and unpaid interest thereon; or (ii) if more than 90% of the consideration received for the transaction or transactions giving rise to the fundamental change is in the form of capital stock, the payment in cash of an amount equal to 100% of the entire principal balance of the Notes then owned by such beneficial owner, plus accrued and unpaid interest thereon; and (2) upon the payment by the Company of a dividend to any or all of the holders of capital stock of the Company that is funded directly or indirectly by the incurrence of $500,000,000.00 or more of indebtedness, if the “ninety-day volume-weighted average price” (as defined in the Indenture) of the Company’s common shares falls below US$30 per share (subject to adjustment for certain specified events), holders have a one-time option to require the Company to purchase all, but not part, of the Notes held by such holder for cash at a price equal to the entire outstanding principal balance of the Notes then owned by such beneficial owner, plus accrued and unpaid interest thereon

The following events are considered “events of default,” which may result in the acceleration of the maturity of the Notes:

(1)	The Company fails to pay when due any amount of the outstanding principal balance of the Notes;

(2)	The Company fails to pay any installment of interest on the Notes when due and payable;

(3)	Any representation or warranty made to the Purchasers in the Amended Subscription Agreement proves to be false or erroneous in any material respect when made;

(4)	The institution of bankruptcy, reorganization, readjustment of any debt, liquidation or receivership proceedings by or against the Company occurs under Title 11 of the United States Code entitled “Bankruptcy”, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing which is not dismissed within ninety (90) days of the institution thereof;

(5)	Any admission by the Company that the Company is unable to pay its debts as such debts mature or an assignment for the benefit of the creditors of the Company;

(6)	Entry by any court of a final judgment in an amount in excess of US$250,000,000.00 against the Company which is not discharged or stayed within ninety (90) days thereof;

(7)	The appointment of a receiver or trustee for the Company; or

(8)	The acceleration of the maturity of any indebtedness for borrowed money of the Company owing to any other person in an amount in excess of US$250,000,000.00, provided however, if the documents evidencing the accelerated indebtedness do not provide for a cure period prior to acceleration and the Company causes the acceleration to be rescinded within sixty (60) days after the date of acceleration, then such event of default will be deemed to be cured as a result of such rescission of acceleration within such sixty (60) day period.

The Indenture provides that if an event of default occurs and is continuing with respect to the Notes, following any applicable cure period, a holder may, with the approval of the holders holding a majority of the aggregate outstanding principal balance of the then outstanding Notes, terminate all of such holder’s obligations under the Notes and the Amended Subscription Agreement, declare all Notes of, and all sums due to, such holder pursuant to its Notes and/or the Amended Subscription Agreement to be immediately due and payable, whereupon the same will become forthwith due and payable and such holder will be entitled to proceed to selectively and successively enforce such holder’s rights under the Amended Subscription Agreement or any other instruments delivered to such holder in connection with the Amended Subscription Agreement (including the Notes).

At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if (a) the rescission would not conflict with any existing order or decree and (b) all applicable compensation and reimbursement payments due to the Trustee and any predecessor Trustee have been made, then the registered holders of a majority in aggregate principal amount of the Notes then outstanding or the holder originally causing the acceleration by written notice to the Trustee may rescind the declaration of acceleration and its consequences.

In the event a default has not been waived or cured during the applicable cure period, interest will accrue on the then outstanding principal balance of the notes and any accrued and unpaid interest thereon at a rate equal to the rate of interest in effect immediately prior to such adjustment plus 2% per annum from the date on which such default occurred up to the date on which such default is remedied by the Company or waived by the holder (or, if earlier, the maturity date) as well after as before judgment. If the Company does not meet its obligations set forth in the Indenture to either effect an exchange offer or cause a registration statement to become effective with respect to the Notes and underlying common stock within the timeframes specified in the Indenture, interest will accrue at a rate equal to the rate of interest in effect immediately prior to such adjustment plus (i) for the first 180 days during which such increased rate is applicable, 0.5% per annum, and (ii) thereafter, 1.0% per annum, from the date that is one year from the date of the Indenture until the date upon which such exchange offer closes or such registration statement becomes effective, as applicable, (or, if earlier, the maturity date); however, if the Securities are freely tradable and a registration statement has been declared effective by the SEC with respect to the shares of common stock, such increased interest rate will cease to apply.

The Amended Subscription Agreement, the Indenture and a form of the Note are attached as Exhibits 10.1, 4.1, and 4.2, respectively, and are incorporated by reference herein. The descriptions of the material terms of the agreements and the Note are qualified in their entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description
4.1*	Indenture, dated as of November 28, 2014, by and between Cheniere Energy, Inc., as Issuer, and The Bank of New York Mellon, as Trustee

4.2*	Form of 4.875% Unsecured PIK Convertible Note (as set forth in Exhibit A to the Indenture filed as Exhibit 4.1 hereto)

10.1*	Amended and Restated Subscription Agreement, dated November 26, 2014, by and among Cheniere Energy, Inc., RRJ Capital II Ltd, Baytree Investments (Mauritius) Pte Ltd, and Seatown Lionfish Pte. Ltd.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: December 2, 2014	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1*	Indenture, dated as of November 28, 2014, by and between Cheniere Energy, Inc., as Issuer, and The Bank of New York Mellon, as Trustee

4.2*	Form of 4.875% Unsecured PIK Convertible Note (as set forth in Exhibit A to the Indenture filed as Exhibit 4.1 hereto)

10.1*	Amended and Restated Subscription Agreement, dated November 26, 2014, by and among Cheniere Energy, Inc., RRJ Capital II Ltd, Baytree Investments (Mauritius) Pte Ltd, and Seatown Lionfish Pte. Ltd.

*	Filed herewith.